Exhibit 10.2

THE TUBE MEDIA CORP.
1451 West Cypress Creek Road, Suite 300
Ft. Lauderdale, Florida 33309

March 22, 2006

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attn: David D. Smith, President and CEO

Re: Charter Affiliate Affiliation Agreement dated as of March 22, 2006 by and between The Tube Music Network, Inc., and Sinclair Broadcast Group, Inc. (the “Agreement”)

Dear Mr. Smith:

As an inducement to Affiliate to enter into the Agreement, and in consideration of Affiliate’s obligations in the Agreement, including but not limited to, the obligation to transmit the Service on broadcast television stations described in the Agreement, this letter shall confirm our agreement respecting additional consideration to be provided by Network to Affiliate. All capitalized terms used and not otherwise defined herein shall have the meanings as set forth in the Agreement. This letter shall terminate upon the termination of the Agreement.

Network hereby agrees to provide Affiliate with the consideration set forth below, all such consideration to be in addition to that consideration set forth in the Agreement, including but not limited to as specified in Exhibit D thereof.

1.    The Tube Media Corp., (“TTMC”), the parent company of Network, shall provide Affiliate with grants of common stock of TTMC on the terms and conditions as expressly set forth in the Securities Purchase Agreement (the form of which is attached hereto as Exhibit 1) and warrants to purchase shares of common stock of TTMC on the terms and conditions as expressly set forth in a Common Stock Purchase Warrant (the form of which is attached hereto as Exhibit 2) in the following amounts and upon the following occurrences, provided the Agreement remains in full force and effect as of the date of the applicable grant.

(a)    TTMC shall provide Affiliate with grants of common stock as follows:

(i)    Within twenty (20) days after the execution of the Agreement, TTMC shall issue to Affiliate [XXXXX]*  shares of common stock of TTMC;

(ii)    Upon Affiliate’s transmission of the Service on Stations representing at least fifty percent (50%) of DMAs where Affiliate owns and/or operates Broadcast Television stations (“Affiliate DMAs”), TTMC shall issue to Affiliate an additional [XXXXX]* shares of common stock of TTMC; and

* Filed under an application for confidential treatment.

March 22, 2006
Sinclair Broadcast Group, Inc

(iii)    On or after April 1, 2007  and upon Affiliate’s transmission of the Service on Stations representing at least seventy-five percent (75%) of Affiliate DMAs, TTMC shall issue to Affiliate an additional [XXXXX]* shares of common stock of TTMC.

Each share of TTMC common stock issued pursuant to this paragraph 1(a) or pursuant to the exercise of the warrants issued pursuant to paragraph 1(b) shall be restricted, fully paid and non-assessable (upon payment by Affiliate of the applicable purchase price in the case of common stock issued pursuant to the warrants).

(b)    TTMC shall provide Affiliate with warrants, in the form attached as Exhibit 2 hereto, to purchase shares of common stock as follows:

(i)    Within twenty (20) days after the execution of the Agreement, TTMC shall issue to Affiliate a common stock purchase warrant to acquire [XXXXX]*  shares of TTMC’s common stock at a purchase price of two dollars and twenty-five cents ($2.25) per share; and

(ii)    On or after April 1, 2007 and upon Affiliate’s transmission of the Service on Stations representing seventy-five percent (75%) of Affiliate DMAs, Affiliate shall receive a common stock purchase warrant to acquire [XXXXX]* shares of TTMC’s common stock, at a purchase price of two dollars and fifty cents ($2.50) per share.

(c)    TTMC represents that, as of the date of this letter, one hundred million (100,000,000) shares of TTMC common stock have been authorized and approximately twenty-six million (26,000,000) shares of TTMC common stock have been issued. Affiliate acknowledges and agrees that TTMC may issue of shares of common stock; (i) as payment for services so long as the aggregate amount of all such issuances does not exceed ten percent (10%) of the total number of shares of common stock outstanding as of the date of issuance and the stock issued is at fair market value, (ii) to other distributors of the Service so long as the aggregate amount of all such issuances does not exceed [XXXXX]* shares, (iii) to satisfy existing obligations of TTMC to issue equity, including issuances of equity securities convertible into or exchangeable for shares of TTMC common stock, as described on Exhibit 3 hereto, (iv) pursuant to TTMC’s 2004 Stock Option and Stock Incentive Plan (2,000,000 shares) or any other equity incentive plan approved by TTMC’s shareholders; provided, that the maximum number of shares of TTMC common stock issuable under any such plan shall not exceed ten percent (10%) of the outstanding shares of TTMC as of the date approved by the Shareholders, (v) in connection with a purchase, merger or consolidation where TTMC is the surviving corporation or an acquisition of the assets of a third party by TTMC.

(d)    With respect to the issuance of any securities hereunder, Affiliate represents and warrants that it is an accredited investor, as such term is defined in Regulation D of the Securities and Exchange Act, and that Affiliate has such knowledge and experience in financial, investment and business matters so as to be capable of evaluating the merits and risks of the proposed investment.  Affiliate hereby agrees to execute such documents as may be reasonably necessary and appropriate to ensure compliance with state and federal securities laws.

* Filed under an application for confidential treatment.

March 22, 2006
Sinclair Broadcast Group, Inc

2.    TTMC will maintain Network as a wholly-owned subsidiary, and maintain its separate existence during the Term of the Agreement. The Service shall be owned by Network during the Term of the Agreement, unless the Agreement is assigned to another entity pursuant to Section 13(a) of the Agreement.

3.    During the Term of the Agreement, TTMC will provide Affiliate with a seat on the Board of Directors of Network, which shall be composed of no less than three (3) and no more than ten (10) members.

4.    For so long as Affiliate is an equity holder in TTMC, TTMC shall provide to Affiliate (i) a quarterly balance sheet and an income statement of TTMC and Network, and (ii) an annual audited income statement and balance sheet of TTMC and Network, in each case prepared in accordance with generally accepted accounting principles.

5.    In consideration of, and subject to, Affiliate’s distribution of the Service on each of the Stations covered by the Agreement, and Affiliate’s continued transmission of the Service throughout the Term in accordance with the terms of the Agreement, Network shall pay Affiliate a [XXXXX]* during the Initial Term only (the “[XXXXX]* ”), if applicable, based on the number of Digital Cable Subscriber Households in the DMA of the Station(s) receiving the Service pursuant to the Agreement. The [XXXXX]*, if any, shall be payable at the end of each calendar quarter for the three months contained in such calendar quarter as set forth below in this paragraph 5, provided, however that if the Agreement commences and/or the requirement to pay the [XXXXX]* terminates on a date other than the first or last day of a calendar quarter, respectively, than the [XXXXX]* for such calendar quarter shall be prorated based on the number of days in such calendar quarter that the Agreement is in effect and an MVPD is distributing the Service in the DMA of a Station transmitting the Service. The [XXXXX]* for each month in the Initial Term shall be determined by [XXXXX]* by the number of [XXXXX]* Subscribers. The number of “[XXXXX]* Subscribers” shall be equal to the average of the number of Digital Cable Subscriber Households (determined in accordance with subparagraph 5(a) below) as of the last day of the month preceding the month at issue (or, if not available, as of the date within or prior to the month preceding the month at issue closest to the last day of such month) and the number of Digital Cable Subscriber Households as of the last day of the month at issue (or, if not available, as of the date within the month at issue closest to the last day of such month). In the event that the number of Digital Cable Subscriber Households for the month at issue is not available, then the number of [XXXXX]* Subscribers for such month shall equal the most current number of Digital Cable Subscriber Household numbers.

* Filed under an application for confidential treatment.

March 22, 2006
Sinclair Broadcast Group, Inc

(a)    For purposes of calculating the [XXXXX]*, the number of Digital Cable Subscriber Households in the DMA of each Station transmitting the Service shall be as set forth in the certified report supplied by each MVPD distributing the Service (as described in Section 7(b) of the Agreement) in the DMA of a Station transmitting the Service. In the event that such report is not available for any given MVPD distributing the Service, then, for purposes of this paragraph 5, the number of Digital Cable Subscriber Households for such non-reporting MVPD shall be equal to the number of digital cable subscribers served by such MVPD in the applicable Station’s DMA as determined by a report issued by Nielsen Media Research, Inc., if any, and, if such Nielsen Media Research, Inc. report is not available, the number of Digital Cable Subscriber Households shall be equal to the number of digital cable subscribers served by such MVPD in the applicable Station’s DMA as published in the most recent Television & Cable Factbook (Warren Publishing, Inc.) (the “Factbook”). In the event that neither of the calculation methods described in the previous two sentences is available for any given MVPD distributing the Service in the DMA of a Station transmitting the Service, then, for purposes of this paragraph 5, the number of Digital Cable Subscriber Households for such MVPD shall be equal to the number of cable television households served by such MVPD in the applicable Station’s DMA as published in the most recent Factbook multiplied by the most recently reported cable digital penetration rate for such MVPD, if available (and, if the cable digital penetration rate is not available for such MVPD, then the national cable digital penetration rate), as reported by the Cable and Telecommunications Association for Marketing in its annual tracking study. In the event that an independent publicly available source for determining the number of television households that receive the Service through a subscription cable service is or hereafter becomes available, the parties agree to use such source in lieu of the foregoing.

(b)    During the Initial Term, a running balance sheet of the [XXXXX]*  will be maintained and reconciled on a quarterly basis as follows:

(i)    If, at the end of any calendar quarter during the Initial Term, the sum of the aggregate Affiliate Advertising Share and aggregate Affiliate Transactional Share (“Total Revenue”) for such calendar quarter equals or exceeds the [XXXXX]* due and payable for such calendar quarter, then Network shall pay the Total Revenue in accordance with the provisions of Exhibit D to the Agreement and shall not pay Affiliate any additional amounts during such calendar quarter (i.e., no portion of the [XXXXX]* shall be due or payable for such quarter), provided that Network may carry forward to subsequent calendar quarters during such calendar year the amount by which Total Revenue exceeds the portion of the [XXXXX]* that would otherwise have been payable for that or any subsequent calendar quarter(s). The following table provides an illustration of the carry-forward concept and assumes the [XXXXX]* for the calendar year is $[XXXXX]* (payable in four equal $[XXXXX]* installments over such calendar year), and Total Revenue of $[XXXXX]* for the first quarter, $[XXXXX]* for the second quarter, $[XXXXX]* for the third quarter, and $[XXXXX]* for the fourth quarter.

* Filed under an application for confidential treatment.

March 22, 2006
Sinclair Broadcast Group, Inc

Quarter:	[XXXXX]*:	Total Revenue:	Amount Paid:	Carry Forward:
1	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
2	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
3	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
4	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
*Not to be carried forward to the following calendar year

(ii)    If, at the end of any calendar quarter during the Initial Term, the Total Revenue for such calendar quarter is less than the [XXXXX]*, then Network shall, in lieu of the Total Revenue payment, pay the portion of the [XXXXX]* due for such quarter, provided that Network may recoup the [XXXXX]* paid in such quarter against subsequent calendar quarters during such calendar year if the Total Revenue in future quarter(s) exceeds the [XXXXX]* payable for such quarter(s). The [XXXXX]* for a quarter, if paid in lieu of the Total Revenue Payment, shall be due and payable no later than forty-five (45) days following the end of such quarter. The following table provides an illustration of the recoupment concept and assumes the [XXXXX]* for the calendar year is $[XXXXX]* (payable in four equal $[XXXXX]* installments over such calendar year), and Total Revenue of $[XXXXX]* for the first quarter, $[XXXXX]* for the second quarter, $[XXXXX]* for the third quarter, and $[XXXXX]*  for the fourth quarter.

Quarter:	[XXXXX]*:	Total Revenue:	Amount Paid:	Recoupment:
1	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
2	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
3	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
4	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
* Not to be carried forward to the following calendar year

(iii)    The following table provides an illustration of the recoupment concept discussed in (ii) above and assumes the [XXXXX]* for the calendar year is $[XXXXX]* (payable in four equal $[XXXXX]* installments over such calendar year), and Total Revenue of $[XXXXX]* for the first quarter, $[XXXXX]* for the second quarter, $[XXXXX]* for the third quarter and $[XXXXX]* for the fourth quarter.

Quarter:	[XXXXX]*:	Total Revenue:	Amount Paid:	Recoupment:
1	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
2	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
3	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
4	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
* Not to be carried forward to the following calendar year

* Filed under an application for confidential treatment.

March 22, 2006
Sinclair Broadcast Group, Inc

(c)    Notwithstanding anything in the Agreement or this letter to the contrary, if, at least sixty (60) days prior to the end of the fourth (4th) year of the Initial Term, Network provides notice to Affiliate that it does not intend to pay the [XXXXX]*  for the remaining Initial Term in accordance with the terms of this letter, then, as its sole and exclusive remedy for Network’s refusal to pay the applicable [XXXXX]*, Affiliate shall have the right to terminate the Agreement upon at least forty-five (45) days’ prior written notice to Network; provided that, in order for such termination to be valid, Network must receive such termination notice prior to the end of the fourth (4th) year of the Initial Term. If Affiliate elects to terminate the Agreement pursuant to this paragraph 5(c), then Affiliate’s exclusivity with regard to the distribution of the Service shall terminate on the effective date of the termination and Affiliate shall return to Network all Receiving Equipment paid for by Network pursuant to Section 5(b) of the Agreement within thirty (30) days following the effective date of the termination.

6.    Neither Affiliate nor Network shall disclose (whether orally or in writing, or by press release or otherwise) to any third party (other than their respective officers, directors and employees, in their capacity as such, and their respective auditors, consultants, financial advisors, lenders, potential investors and attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this paragraph 6 by any of such parties) any information with respect to the terms and provisions of this letter (other than the fact that Affiliate has received an equity position in Network) except: (a) to the Auditor as provided in Section 7(d) of the Agreement; (b) as required by applicable law; (c) in accordance with the regulations of any securities exchange; (d) in order to enforce its rights pursuant to this Agreement; or (e) if mutually agreed by Affiliate and Network, in advance of such disclosure, in writing. This paragraph 6 shall survive the termination of this letter.

7.    Counterparts. This letter may be executed in counterparts, each of which will have the full force and effect of a fully-executed original. This letter may be executed by each party by delivering signed signature pages thereof to the other parties by facsimile. Any party delivering an executed counterpart of this letter by facsimile shall also deliver to the other parties an original executed counterpart of this letter, but the failure to do so does not affect the validity, enforceability or binding effect of this letter.

[Remainder of page intentionally left blank.]

* Filed under an application for confidential treatment.

March 22, 2006
inclair Broadcast Group, Inc

Please acknowledge your acceptance of the above terms, by signing where indicated below.

Very truly yours,

The Tube Media Corp.	The TUBE Music Network, Inc.

By: /s/ John W. Poling	By: /s/ Les Garland
John W. Poling Executive Vice President & CFO	Les Garland President and CEO

ACKNOWLEDGED AND ACCEPTED BY:
Sinclair Television Group, Inc.

By: /s/ David B. Amy
Name: David B. Amy Title: Chief Financial Officer

[Signature page: Letter agreement by and between The Tube Media Corp.,
The TUBE Music Network, Inc. and Sinclair Television Group, Inc.]

EXHIBIT 1

To Letter Agreement By and Between

Sinclair Television Group, Inc.,

The Tube Media Corp. and The TUBE Music Network, Inc.

Dated as of March 22, 2006

FORM OF SECURITIES PURCHASE AGREEMENT

EXHIBIT 2

To Letter Agreement By and Between

Sinclair Television Group, Inc.,

The Tube Media Corp. and The TUBE Music Network, Inc.

Dated as of March 22, 2006

FORM OF COMMON STOCK PURCHASE WARRANT

EXHIBIT 3

To Letter Agreement By and Between

Sinclair Television Group, Inc.,

The Tube Media Corp. and The TUBE Music Network, Inc.

Dated as of March 22, 2006

CAPITALIZATION OF THE TUBE MEDIA CORP.